Exhibit 99.1

Contact:
Bruce Widener, CEO
502-657-3507
investors@askbeacon.com

Porter, LeVay & Rose, Inc.
Marlon Nurse, V.P. – Investor Relations
212-564-4700

Geralyn DeBusk, President or Hala Elsherbini, COO
Halliburton Investor Relations
972-458-8000

Beacon Enterprise Solutions Reports Fiscal 2010 Financial Results

— Net Sales Increase 39% for The Year —
— Gross Profit Margins Increase 144 Basis Points to 42% For the Year —
— Conference Call To Be Held Today at 10:00 A.M. Eastern Time —

LOUISVILLE, KY, December 17, 2010 — Beacon Enterprise Solutions Group, Inc. (OTC BB:  BEAC) (www.askbeacon.com) an emerging global leader in the design, implementation and management of high performance Information Technology Systems (ITS), reports financial results for the fourth fiscal quarter and year ended September 30, 2010.  Fourth quarter and full year results reflect the impact of the discontinued operations of the Company’s Swiss based subsidiary.

Financial Highlights for the Fiscal 2010 Full Year:

•	Net sales from continuing operations increased 39% to $14.0 million compared with $10.1 million in fiscal 2009;
•	Net sales from discontinued operations totaled an additional $17 million in fiscal 2010 and an additional $1 million in fiscal 2009;
•	Gross profit for fiscal 2010 was $5.9 million, more than double the $2.8 million reported last year;
•	North American gross profit margin was 37% compared with 28% in the fiscal 2009;
•	Blended North American and European gross profit margins were 42%;
•	Adjusted EBITDA for the year was negative $2.1 million compared to negative $3.4 million in 2009; and
•	Loss from continuing operations for the year was $10.4 million, which included a $4.4 million non-cash charge, compared with a loss from continuing operations of $6.8 million in fiscal 2009.

Bruce Widener, Chairman and CEO of Beacon Enterprise Solutions said, “Fiscal 2010 was a year of growth and introspection as we implemented changes to our operations.  Toward the end of the fiscal year, we made the strategic decision to focus on our four core segments of higher-margin professional services, eliminating our lower-margin, general contracting business.  We have also expanded our à la carte services to our existing major national, multi-national and global clients who have not contracted for infrastructure managed services.  We have accomplished this by reorganizing our sales and marketing on the sale of individual infrastructure services and the global managed services offering. The reorganization of the professional services team structure also permits Beacon to accommodate branch level services delivery to potential global clients.”

Mr. Widener concluded, “As we perform against our Project Backlog, which continues to exceed $76 million, and seek new, higher-margin business opportunities, we remain confident that 2011 will be an important, breakthrough year for our company.  With continued strong business flow from new and existing Fortune 500 clients, supported by our additional credit facility, we expect to transition to profitability in fiscal 2011. We remain confident, that with our new, strategic focus and strengthened management team, that we are on the right track for solid performance in 2011.”

Conference Call Today at 10:00 a.m. Eastern Time

Beacon Enterprise solutions will host a conference call today at 10:00 a.m. Eastern Time.  Participants on the call will include Bruce Widener, Chairman and Chief Executive Officer; Michael Grendi, Chief Financial Officer; and Jerry Bowman, Chief Operating Officer.  The teleconference can be accessed by calling 888-495-3916 and entering conference ID # 29088278.  Participants outside of the U.S. and Canada can join by calling 706-634-7530 and entering the same conference ID. Please dial in 15 minutes prior to the beginning of the call.  The conference call will be simultaneously webcast and available on the company's website, http://www.askbeacon.com, under the "Investor Relations" tab.  A digital recording of the conference call will be available for replay two hours after the end of the call's completion until 11:59 p.m. EST on Sunday, December 19, 2010 by calling 706-645-9291 and entering conference ID # 29088278.

Non-GAAP Financial Measure:

In addition to presenting financial results in accordance with generally accepted accounting principles, or GAAP, this earnings release also presents adjusted earnings before interest, taxes, depreciation and amortization, share based payments, deemed and contractual dividends, and expenses that management believes will not recur in future periods, including certain investor relations, subcontractor, and acquisition-related expenses (“Adjusted EBITDA”). Adjusted EBITDA is calculated by deducting operating and other expenses from operating income and excluding amounts related to interest expense, income tax expense or benefit, depreciation expense, amortization expense, non-cash share-based payments, deemed and contractual dividends, certain investor relations expenses, certain subcontractor expenses, acquisition-related expenses and any gain or loss on disposal of assets. Although we will continue to expend significant resources on investor relations in the future, management believes that certain investor relations expenses incurred in the current fiscal year are unusually high as we build investor awareness, and that a portion of these expenses will not recur in future years.  Certain subcontractor expenses are impacting our current fiscal year as we open markets through Beacon certified subcontractors who will be replaced by Beacon personnel over the coming months as Beacon serves markets of sufficient size to support internal operations.  In addition, this earnings release also presents Beacon’s net loss and net loss per share with adjustments to exclude a one-time, non-cash charge relating to the change in fair value of warrants as described above (“Adjusted Net Loss”).  Beacon believes these non-GAAP financial measures provide investors with additional insight into our ongoing operating performance. This non-GAAP financial measure should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP.

Aggregate Future Value of Backlog:

Aggregate Future Value of Backlog reflects the projected revenue impact of existing engagements over a one to four year period and is subject to change as work is completed and/or the scope of various engagements changes over time.  Backlog includes the projected value of recently announced, multi-year ITS managed services engagements as well as short-term projects for which the Company has been engaged to provide network design, engineering, implementation and/or project management services.

About Beacon Enterprise Solutions Group

Beacon Enterprise Solutions Group is an emerging global leader in the design, implementation and management of high performance Information Technology Systems ("ITS") infrastructure solutions.  Beacon offers fully integrated, turnkey IT infrastructure solutions capable of fully servicing the largest companies in the world as they increasingly outsource to reduce costs while optimizing critical IT design and infrastructure management. Through an integrated team approach, Beacon offers a broad range of products and services including IT infrastructure design, implementation and management, application development and voice/data/security system integration, installation and maintenance.  Beacon's client roster includes state and local agencies, educational institutions, and over 4,000 companies ranging in size from mid-sized companies to the Fortune 500. Beacon is headquartered in Louisville, Kentucky, with a regional headquarters in Dublin, Ireland, Prague, Czech Republic and personnel located throughout the United States and Europe.

For additional information, please visit Beacon’s corporate website: www.askbeacon.com

This press release may contain “forward looking statements.” Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan.  Although we believe that the expectations reflected in any forward looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results.  The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

Financial Tables Follow

Beacon Enterprise Solutions Group, Inc. and Subsidiaries
Consolidated Balance Sheets
(all amounts in 000's except share data)

	September 30,	September 30,
	2010	2009

ASSETS

Current assets:
Cash and cash equivalents	$246	$227
Accounts receivable, net	4,535	3,069
Inventory, net	557	605
Prepaid expenses and other current assets	357	388
Current assets of discontinued operations	133	958
Total current assets	5,828	5,247

Property and equipment, net	420	336
Goodwill	2,792	2,792
Other intangible assets, net	3,011	3,342
Other assets	20	117
Assets of discontinued operations	-	980
Total assets	$12,071	$12,814

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities:
Short term credit obligations	$-	$550
Convertible notes payable	-	298
Bridge notes (net of $0 and $33 discounts)	100	167
Current portion of long-term debt	379	475
Accounts payable	2,971	2,074
Accrued expenses	880	2,626
Current liabilities of discontinued operations	8,558	525
Total current liabilities	12,888	6,715

Non-current Line of Credit - related party	630	-
Long-term debt, less current portion	403	802
Deferred tax liability	153	103
Total liabilities	14,074	7,620

Stockholders' equity (deficiency)
Preferred Stock: $0.01 par value, 5,000,000 shares authorized, 1,041 and 3,436 shares outstanding in the following classes:
Series A convertible preferred stock, $1,000 stated value, 4,500 shares authorized, 30 and 1,984 shares issued and outstanding at June 30, 2010 and September 30, 2009, respectively, (liquidation preference $93)	30	1,984
Series A-1 convertible preferred stock, $1,000 stated value, 1,000 shares authorized, 311 and 752 shares issued and outstanding, at September 30, 2010 and 2009, respectively (liquidation preference $432)	311	752
Series B convertible preferred stock, $1,000 stated value, 4,000 shares authorized, 700 shares issued and outstanding atSeptember 30, 2010 and 2009, respectively (liquidation preference $967)	700	700
Common stock, $0.001 par value 70,000,000 shares authorized, 37,376,396 and 24,655,990 shares issued and outstanding at September 30, 2010 and 2009, respectively.	37	25
Additional paid in capital	37,137	17,977
Accumulated deficit	(39,711)	(16,254)
Accumulated other comprehensive (loss) income	(507)	10
Total stockholders' equity (deficiency)	(2,003)	5,194
Total liabilities and stockholders' equity (deficiency)	$12,071	$12,814

Beacon Enterprise Solutions Group, Inc. and Subsidiaries
Consolidated Statements of Operations
(all amounts in 000's except share data)

	For the Three	For the Three	For the	For the
	months ended	months ended	year to date	year to date
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
Net sales	$4,309	$2,995	$13,996	$10,113
Cost of goods sold	306	1,501	1,558	4,393
Cost of services	2,798	971	6,522	2,905

Gross profit	1,204	523	5,916	2,815
Operating expense
Salaries and benefits	1,472	1,265	6,036	4,373
Selling, general and administrative	1,657	1,668	5,559	4,242
Total operating expense	3,129	2,933	11,595	8,615
Loss from operations	(1,925)	(2,410)	(5,679)	(5,800)

Other (expenses) income
Other expense	154	(243)	(259)	(904)
Change in fair value of warrants	-	-	(4,373)	-
Total other expenses	154	(243)	(4,632)	(904)

Net (loss) before income taxes	(1,771)	(2,653)	(10,311)	(6,703)

Income tax benefit	(106)	(58)	(63)	(58)

(Loss) from continuing operations	(1,877)	(2,711)	(10,374)	(6,762)
(Loss from discontinued operations	(1,002)	492	(8,181)	492

Net (loss)	(2,878)	(2,219)	(18,555)	(6,270)

Series A, A-1 and B Preferred Stock:
Contractual dividends	(19)	(136)	(175)	(548)
Deemed dividends related to beneficial conversion feature	(6)	(79)	(99)	(266)

Net (loss) available to common stockholders	$(2,904)	$(2,434)	$(18,829)	$(7,084)

Net loss per share to common stockholders - basic and diluted
Net loss per share from continuing operations	(0.06)	(0.14)	(0.32)	(0.41)
Net loss per share from discontinued operations	(0.03)	0.02	(0.25)	0.03
	$(0.09)	$(0.12)	$(0.57)	$(0.38)

Weighted average shares outstanding basic and diluted	30,258,763	20,062,364	32,254,769	16,482,449

Other Comprehensive income, net of tax
Net Loss	$(2,904)	$(2,435)	$(18,829)	$(7,084)
Foreign currency translations adjustment	20	-	(28)	-
Comprehensive loss	$(2,884)	$(2,435)	$(18,857)	$(7,084)

Adjusted EBITDA
Loss from operations	(1,925)	(2,410)	(5,679)	(5,800)

Investor relations adjustments	142	610	589	1,062
Non-recurring costs	113	-	1,014	-
Share based payments	250	267	1,381	722
Depreciation and Amortization	62	158	589	613
Adjusted EBITDA	(1,357)	(1,375)	(2,106)	(3,403)